Exhibit 21.2

MIDWEST GENERATION, LLC
LIST OF SUBSIDIARIES
As of December 31, 2012

MIDWEST FINANCE CORP. (Delaware corporation) 100%

MIDWEST GENERATION PROCUREMENT SERVICES, LLC (Delaware corporation) 100%

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